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                                                                   EXHIBIT 10(r)

                                   AMENDMENT D
                                       TO
                   EIGHTH AMENDED AND RESTATED LOAN AGREEMENT


         THIS AMENDMENT D TO EIGHTH AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made as of January 31, 2001, between BANK OF AMERICA, N.A., a national banking association (the "Bank"), and PEERLESS MFG. CO., a Texas corporation (the "Borrower").

                                R E C I T A L S:

         A. The Borrower and the Bank are parties to that certain Eighth Amended and Restated Loan Agreement dated as of December 12, 1999 (the "Original Loan Agreement"), as amended by that certain Amendment A to Eighth Amended and Restated Loan Agreement dated as of February 25, 2000 ("Amendment A"), and as amended by that certain Amendment B to Eighth Amended and Restated Loan Agreement dated as of May 30, 2000 ("Amendment B"), and as amended by that certain Amendment C to Eighth Amended and Restated Loan Agreement dated as of November 30, 2000 ("Amendment C"). The Original Loan Agreement, Amendment A, Amendment B and Amendment C are collectively referred to herein as the "Existing Loan Agreement."

         B. The Borrower and the Bank desire to amend the Existing Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

1. SAME TERMS. All terms used herein which are defined in the Existing Loan Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the "Agreement" shall mean the Existing Loan Agreement, as amended by this Amendment, and as the same shall hereafter be amended from time to time. All references to the "Line" and the "Note" in the Existing Loan Agreement and the other Loan Documents shall mean the "Line" and the "Line of Credit Note" each as defined in this Amendment. In addition, the following terms have the meanings set forth below:

            "CHASE CONSENT": See Section 3.5.

            "EFFECTIVE DATE" means January 31, 2001, or such later date as the Borrower has satisfied the conditions precedent specified in Section 3.0 of this Amendment.

            "MODIFICATION PAPERS" means this Amendment, the Renewal Line of Credit Note, the Notice of Final Agreement, the Officer's Certificate, the Chase Consent, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

            "NOTICE OF FINAL AGREEMENT": See Section 3.7.

            "OFFICER'S CERTIFICATE": See Section 3.4

            "RENEWAL LINE OF CREDIT NOTE": See Section 3.3.

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            AMENDMENTS TO AGREEMENT. On the Effective Date, the Existing Loan
Agreement shall be amended as follows:

2. Amendment to Definitions. Section 1. shall be amended by deleting the letters before each of the paragraphs thereof. In addition, Section 1. shall be amended by deleting therefrom the definition of "Collateral Policy." In addition, Section 1. shall be amended by adding the following definition in appropriate alphabetical order:

                  "'COLLATERAL AGENT' means Bank of America, N.A., in its capacity as the collateral agent pursuant to the Intercreditor Agreement."

3. Amendment of Section 2.A. Section 2.A. shall be amended to read in its entirety as follows:

                  "A. LOAN. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of $5,500,000 (as such amount may be reduced, the `Line'), provided that the aggregate unpaid principal amount of all loans shall not at any time exceed the difference between (i) the Line, minus (ii) the undrawn amount of all outstanding Letters of Credit, minus (iii) the amount of all drawings under any Letter of Credit for which Bank has not been reimbursed. The obligation to repay the loans is evidenced by the Renewal Line of Credit Note in the original principal sum of $5,500,000 made by Borrower payable to the order of Bank dated as of January 31, 2001 (as modified and amended from time to time, the `Line of Credit Note' or `Note,' together with any and all renewals, extensions, or rearrangements thereof being hereafter collectively referred to as the `Note'), having a maturity date, repayment terms, and interest rate as set forth in the Note."

4. Amendment of Section 2.A.iii. Section 2.A.iii. shall be amended to read in its entirety as follows:

                  "iii. LETTER OF CREDIT SUBFEATURE. As a subfeature under the
            Line, Bank may from time to time, up to and including August 31, 2001, issue letters of credit for the account of Borrower (each, a `Letter of Credit' and collectively, `Letters of Credit'); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed the difference between (a) the Line, minus (b) the aggregate unpaid principal amount of all Loans, minus (c) the amount of all drawings under any Letter of Credit for which Bank has not been reimbursed. No Letter of Credit issued or renewed after January 31, 2001, shall have an expiry 365 or more days after August 31, 2001 (any Letter of Credit with an expiry beyond August 31, 2001, an `Extended Expiry LC'). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided, however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit any




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            Collateral Account or Borrower's deposit accounts with Bank for the amount of such draft. If at any time prior to August 31, 2001, the sum of (a) the aggregate unpaid principal of the Loans, plus (b) the aggregate undrawn amount of all outstanding Letters of Credit exceeds the Line, Borrower shall immediately pay to Bank the amount of such excess, together with accrued, unpaid interest on the amount of such excess. If at any time after August 31, 2001, the aggregate undrawn amount of all Extended Expiry LCs exceeds the aggregate amount on deposit in each Collateral Account, Borrower shall immediately deliver to Bank, for deposit into a Collateral Account, an amount in cash equal to such excess. Letters of Credit shall be priced at a rate of 1.50% per annum of the face amount of the Letter of Credit, which fee is due and payable on issuance of the Letters of Credit."

5. Amendment of Section 4.A.ii. Section 4.A.ii. shall be amended to read in its entirety as follows:

                  "ii. Furnish to Bank within forty-five (45) days after the end of each month (a) consolidated and consolidating financial statements (including a balance sheet and a profit and loss statement) of Borrower for each month of each fiscal year of Borrower, (b) a listing of accounts receivable aged from date of invoice, and (c) a list of inventory of Borrower."

6. Amendment to Section 5.A.ii. Section 5.A.ii. shall be amended to read in its entirety as follows:

                  "ii. Borrower shall not permit (a) Net Income to be less than or equal to $96,000 for the quarter ending December 31, 2000; (b) Net Income to be less than or equal to $309,000 for the quarter ending March 31, 2001; or Net Income to be less than or equal to $540,000 for the quarter ending June 30, 2001."

 7. Amendment to Section 5.I. Section 5.I. shall be amended to read in its entirety as follows:

                  "I. DIVIDENDS AND OTHER DISTRIBUTIONS. Pay any dividends or make any other payment or distribution (whether in cash, other property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any capital stock, or permit any of the subsidiaries to purchase or otherwise acquire any capital stock of Borrower or another subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock; except that (i) subsidiaries may declare and pay dividends to Borrower, and (ii) Borrower may pay dividends if (a) no event of default exists or would result therefrom and (b) Borrower's Net Income calculated for the four quarter period then most recently ended as of the date of payment equals or exceeds $1,100,000."

8. Amendment to Section 5.G. Section 5.G. shall be amended to read in its entirety as follows:

                  "G. CHASE LOAN DOCUMENTS. Amend, modify or restate the Chase
            Loan Documents."

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9.          CONDITIONS PRECEDENT.  The transactions contemplated by this
Amendment shall be deemed effective on the Effective Date when the following conditions have been complied with to the satisfaction of the Bank, unless waived by the Bank in writing:

            a. Renewal Fee. The Borrower shall have paid the Bank a renewal fee of $25,000.

            b. Amendment. The Borrower shall have executed and delivered to the Bank this Amendment.

            c. Renewal Line of Credit Note. The Borrower shall have executed a new promissory note (as modified and amended from time to time, the "Renewal Line of Credit Note") which shall be given in renewal, replacement, amendment and substitution of that certain Line of Credit Note made by the Borrower payable to the order of the Bank dated as of February 25, 2000, as modified by a Note Modification Agreement between the parties dated as of May 30, 2000, and as modified by a Second Note Modification Agreement between the parties dated as of December 12, 2000. The Renewal Line of Credit Note shall, among other things (a) be payable on or before August 31, 2001 for the amount of $5,500,000, or the principal indebtedness then outstanding, whichever is less, (b) bear interest from the date thereof until paid in the manner therein provided (the interest rate prior to default being the Bank's prime rate plus 2.5% per annum), and (c) be entitled to the benefits of the Loan Documents, including without limitation the Security Agreement and all of the collateral described or referred to in the Intercreditor Agreement.

            d. Officer's Certificate. The Bank shall have received and approved an officer's certificate (the "Officer's Certificate") of the Borrower which shall, among other things, have attached thereto a copy of resolutions of its directors approving the Modification Papers and authorizing its officers to execute, deliver and perform the Modification Papers.

            e. Chase Consent. Chase shall have executed and delivered a written agreement (the "Chase Consent") consenting to the terms and provision of the transactions described in the Modification Papers.

            f. Consent to Modification of Chase Loan Documents. The Bank shall have reviewed, approved and consented to modifications to the Chase Loan Documents which parallel those contained in the Modification Papers.

            g. Notice of Final Agreement. The Borrower and the Bank shall have executed a notice in compliance with the provisions of Section 26.02 of the Texas Business and Commerce Code (the "Notice of Final Agreement").

            h. Representations and Warranties. All representations and warranties contained in the Loan Documents and the Modification Papers shall be true and correct in all material respects as though the same have been made on and as of the Effective Date.

            i. Expenses. The Borrower shall have paid all reasonable expenses of the Bank in connection with the preparation of the Modification Papers including, but not limited to, the expenses and reasonable fees of counsel for the Bank.

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10.          WAIVER OF CERTAIN EVENTS OF DEFAULT. The Borrower is in default under certain terms and provisions of the Existing Loan Agreement and the Loan Documents. The parties desire that the Bank waive these defaults as of the Effective Date and subject to the terms and provisions of this Amendment.

            a. Waiver of Event of Default Arising out of Failure to Comply with Sections 4.12 and 4.17 of Security Agreement. The Bank hereby waives the event of default resulting from the Borrower's failure to furnish to the Bank (a) a security agreement describing the Borrower's trademarks which are registered with the United States of America Patent and Trademark Office (the "U.S. Trademarks") and (b) a valid perfected first priority security interest in the Borrower's trademarks which are registered with governmental authorities other than the United States of America, which were to be furnished to the Bank in connection with the execution of the Security Agreement. To induce the Bank to agree to this waiver of the event of default, the Borrower agrees that it will (a) execute and deliver a trademark security agreement granting the Bank a perfected first priority security interest in the Borrower's U.S. Trademarks required to be delivered pursuant to Sections 4.12 and 4.17 of the Security Agreement on or before February 28, 2001 and its failure to deliver such trademark security agreement on or before February 28, 2001 shall constitute and event of default under the Agreement, and (b) at any time in the future upon the Bank's request execute and deliver a trademark security agreement granting the Bank a perfected first priority security interest in the Borrower's trademarks which are registered with governmental authorities other than the United States of America.

            b. Waiver of Event of Default Arising out of Failure to Comply with Section 4.18 of Security Agreement. The Bank hereby waives the event of default resulting from the Borrower's failure to have taken, on or before January 15, 2001, all action required by the Collateral Agent to give the Collateral Agent control over the accounts described in Exhibit 3.7 to the Security Agreement, including without limitation, the execution and delivery among the Borrower, the Collateral Agent and the institutions identified on such Exhibit 3.7 of control agreements in form and substance satisfactory to the Collateral Agent.

            c. Waiver of Event of Default Arising out of Failure to Comply with Section 4.22 of Security Agreement. The Bank hereby waives the event of default resulting from the Borrower's failure to have delivered on or before January 15, 2001 (a) the share certificates for each of the entities listed on Exhibit 1.2 of the Security Agreement, (b) the certificates of existence and good standing for Peerless (Barbados) Ltd., (c) resolutions from the board of directors of Peerless (Barbados) Ltd. authorizing the transfer of the Peerless (Barbados) Ltd. shares to the Collateral Agent, and (d) the documentation necessary to perfect the Collateral Agent's interest in the Peerless Europe Ltd. share certificates pursuant to the laws of the United Kingdom. To induce the Bank to agree to the waiver of the event of default, the Borrower agrees that it will deliver, on or before February 28, 2001, (a) the certificates of existence and good standing for Peerless (Barbados) Ltd. and (b) resolutions from the board of directors of Peerless (Barbados) Ltd. authorizing the transfer of the Peerless (Barbados) Ltd. shares to the Collateral Agent, and its failure to deliver such certificates and resolutions on or before February 28, 2001 shall constitute an event of default under the Agreement. As a further inducement to the Bank to agree to the waiver of the event of default, (a) the Borrower represents and warrants to the Bank that the net income of Peerless Europe Ltd. for the twelve (12) months most recently ended is $____________, and the net worth of Peerless Europe Ltd. for the most recent month ended is $____________, and (b) the Borrower agrees it will at any time in the future upon the Bank's request execute and deliver the documentation necessary to perfect the Collateral Agent's interest in the Peerless Europe Ltd. share certificates pursuant to the laws of the United Kingdom.

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            d.   Waiver of Event of Default Arising Out of Failure to Company
            with Section 5.A.ii. The Bank hereby waives the event of default which existed prior to the Effective Date with respect to the Borrower's compliance with Section 5.A.ii. of the Existing Loan Agreement. This default has ceased to exist as of the Effective Date by virtue of the amendment set forth in Section 2.__ above.

            e.   Limitation of Waivers. The waivers contained in Section 4.1,
            Section 4.2, Section 4.3, and Section 4.4 of this Amendment shall not constitute a waiver of any future Event of default that may occur under the Security Agreement, including, without limitation, the Borrower's failure to keep, perform, or observe the covenants set forth in Sections 4.12, 4.17, 4.18, and 4.22 of the Security Agreement.

11. CERTAIN REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower represents and warrants as follows (which representations and warranties shall survive the execution and delivery hereof):

            a. Authority and Compliance. The Borrower has full power and authority to execute, deliver, and perform all of the Modification Papers to which it is a party and to incur and perform the obligations provided for therein. No consent or approval of any public authority or third party is required as a condition to the validity or performance of any of the Modification Papers.

            b. Binding Agreements. The Modification Papers executed by the Borrower constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their terms.

            c. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement, or other document pertaining to the power or authority of the Borrower and no provision of any existing agreement, mortgage, indenture, or contract binding upon the Borrower or affecting any of the property of the Borrower which would conflict with or in any way prevent in any material respect the execution, delivery, or carrying out of the terms of the Modification Papers.

            d. Previous Representations. All of the representations by the Borrower in the Agreement are true and correct as of the date hereof as if set forth herein.

            e. No Claims. To induce the Bank to agree to the terms and provisions of the Modification Papers, the Borrower represents and warrants that as of the Effective Date of the Borrower's execution of this Amendment there are no claims or offsets against or defenses or counterclaims to the Borrower's obligations under the Loan Documents.

12. LIMITATION ON AGREEMENTS. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition of the Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which the Bank now has or may in the future have under or in connection with the Agreement and the Loan Documents, each as amended hereby. The Modification Papers constitute Loan Documents for all purposes.

13. WAIVER AND RELEASE. To induce the Bank to agree to the terms and provisions of the Modification Papers, the Borrower:

            a. Waives all claims, offsets, defenses or counterclaims to its obligations under the Loan Documents, whether known or unknown, arising prior to the Effective Date, and



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            b.   Releases and discharges the Bank and its officers, directors, employees, agents, shareholders, affiliates and attorneys (collectively, the "Released Parties") from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which the Borrower ever had, now has, claim to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby.

14. INCORPORATION OF CERTAIN PROVISIONS BY REFERENCE. The provisions of Section 10.B and Section 11 of the Agreement are incorporated herein by reference for all purposes.

15. ENTIRETY, ETC. This instrument and all of the other Loan Documents embody the entire agreement between the parties. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            IN WITNESS WHEREOF, the parties have executed this Amendment D to Eighth Amended and Restated Loan Agreement to be effective as of the Effective Date.

                                   BANK OF AMERICA, N.A.



                                   By: /s/
                                      -----------------------------------
                                       Mark L. Henze, Senior Vice President


                                   PEERLESS MFG. CO.



                                   By: /s/
                                      ---------------------------------------
                                       Sherrill Stone, Chairman and Chief
                                       Executive Officer



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